EXECUTION COPY
                                                                  --------------
                                                                    EXHIBIT 99.1



                            ASSET PURCHASE AGREEMENT
                            PURSUANT TO SECTION 363
                             OF THE BANKRUPTCY CODE

                                  dated as of

                               February 22, 2001

                                     among

                              QUINTUS CORPORATION,

                      certain wholly-owned subsidiaries of

                              QUINTUS CORPORATION

                                      and

                                   AVAYA INC.

                                        TABLE OF CONTENTS

                                     ----------------------

                                                                            PAGE
                                                                            ----

                                   ARTICLE 1
                          PURCHASE AND SALE OF ASSETS

SECTION 1.01.  Acquired Assets.................................................2
SECTION 1.02.  Excluded Assets.................................................4
SECTION 1.03.  Assumed Liabilities.............................................4
SECTION 1.04.  Excluded Liabilities............................................4
SECTION 1.05.  Purchase Price..................................................6

                                   ARTICLE 2
                                  THE CLOSING

SECTION 2.01.  Closing.........................................................6
SECTION 2.02.  Deliveries at Closing...........................................6

                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF SELLERS

SECTION 5.01.  Conduct of the Business........................................24
SECTION 5.02.  Marketing Period...............................................27
SECTION 5.03.  Bankruptcy Court Approvals.....................................27
SECTION 5.04.  Access and Information.........................................29
SECTION 5.05.  Books and Records..............................................30
SECTION 5.06.  All Reasonable Efforts.........................................30
SECTION 5.07.  Further Assurances.............................................30
SECTION 5.08.  Public Announcements...........................................31
SECTION 5.09.  Notices of Certain Events......................................31
SECTION 5.10.  Name Change....................................................32
SECTION 5.11.  Permits........................................................32
SECTION 5.12.  Transfer Taxes.................................................32
SECTION 5.13.  Consents.......................................................32
SECTION 5.14.  Excess Liabilities.............................................33
SECTION 5.15.  Acton, Massachusetts Real Property and Facility................33

                                   ARTICLE 6
                             EMPLOYEES AND BENEFITS

SECTION 6.01.  Employees and Offers of Employment.............................33
SECTION 6.02.  Company Employee Benefit Plans.................................34


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                                                                            PAGE
                                                                            ----

SECTION 6.03.  Buyers Benefit Plans...........................................34

                                   ARTICLE 7
                                  TAX MATTERS

SECTION 7.01.  Tax Cooperation................................................35
SECTION 7.02.  Tax Reporting..................................................35

                                   ARTICLE 8
                              CONDITIONS PRECEDENT

SECTION 8.01.  Conditions Precedent to Obligation of Company and Buyer........36
SECTION 8.02.  Conditions Precedent to Obligation of Company..................36
SECTION 8.03.  Conditions Precedent to Obligation of Buyer....................37

                                   ARTICLE 9
                       TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01.  Termination....................................................38
SECTION 9.02.  Effect of Termination..........................................39

                                   ARTICLE 10
                               GENERAL PROVISIONS

SECTION 10.01.  Notices.......................................................40
SECTION 10.02.  Survival of Representations and Warranties....................41
SECTION 10.03.  Amendments; No Waivers........................................42
SECTION 10.04.  Expenses......................................................42
SECTION 10.05.  Successors and Assigns........................................42
SECTION 10.06.  Governing Law.................................................42
SECTION 10.07.  Jurisdiction..................................................42
SECTION 10.08.  WAIVER OF JURY TRIAL..........................................43
SECTION 10.09.  Counterparts; Effectiveness...................................43
SECTION 10.10.  Descriptive Headings; Certain Terms...........................43
SECTION 10.11.  Entire Agreement..............................................43
SECTION 10.12.  Severability; Validity; Parties of Interest...................43
SECTION 10.13.  Bulk Sales....................................................43


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


                                   ARTICLE 11
                                  DEFINITIONS

                                                                            PAGE
                                                                            ----

SECTION 11.01.  Defined Terms.................................................44


                                            EXHIBITS

EXHIBIT A - Reserved
EXHIBIT B - Reserved
EXHIBIT C - Bidding Procedures
EXHIBIT D - Term Sheet for Credit Agreement
EXHIBIT E - Disclosure Documents

                            ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT, dated as of February 22, 2001, among Quintus Corporation, a Delaware corporation ("Company"), Mustang.com, Inc., a California corporation ("Mustang.com") and Acuity Corp., a Delaware corporation ("Acuity"), each of which is a wholly owned subsidiary of Company, and all of which are collectively with Company referred to herein as the "Sellers") and Avaya Inc., a Delaware corporation ("Buyer").

     WHEREAS, Company, among other things, designs, develops, manufactures, sells and services comprehensive e-customer relationship management solutions;

     WHEREAS, the Board of Directors of Company has determined that it is necessary to file, and to cause each other Seller to file for reorganization relief under Chapter 11 of Title 11 of the United States Code, Section 101 et seq., as amended (the "Bankruptcy Code") by filing a case (the "Chapter 11 Case") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"); and

     WHEREAS, the Board of Directors of Company has determined that it is in the best interests, subject to the terms and conditions of this Agreement, of Company to pursue an order of the Bankruptcy Court to sell, convey, assign and transfer to Buyer substantially all of the assets and contracts and unexpired leases constituting the business of Company together with the obligations and liabilities in the manner and subject to the terms and conditions set forth in this Agreement and in accordance with Sections 363 and 365 and other applicable provisions of the Bankruptcy Code;

       WHEREAS, certain assets of Sellers will be sold to Buyer, and the contracts and unexpired leases will be assumed and assigned to Buyer pursuant to an order of the Bankruptcy Court approving such sale under Section 363 of the Bankruptcy Code and approving such assumption and assignment under Section 365 of the Bankruptcy Code, and upon the terms and subject to conditions of this Agreement; and

     WHEREAS, Buyer has agreed to advance to Company certain amounts, with respect to any advances after the commencement of the Chapter 11 Case, pursuant to Section 364 of the Bankruptcy Code and subject to the approval of the Bankruptcy Court, upon the terms and subject to the conditions set forth in the Term Sheet attached hereto as Exhibit D (the "Credit Agreement Term Sheet") and such other customary and reasonable terms and conditions as the parties shall agree, all of which shall be set forth in a mutually agreeable form of credit agreement;

     NOW, THEREFORE, in consideration of the foregoing premises, the respective representations, warranties, covenants and agreements set forth herein and other consideration the receipt of and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                          PURCHASE AND SALE OF ASSETS

     SECTION 1.01. Acquired Assets. (a) Section 363 Assigned Assets. Pursuant to Section 363 of the Bankruptcy Code and on the terms of and subject to the conditions precedent set forth in Article 8 of this Agreement, at the Closing Company shall, and shall cause each other Seller and Foreign Subsidiary to, sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and accept from Sellers and Foreign Subsidiaries, all of Sellers' and Foreign Subsidiaries' right, title and interest in, to and under all of the assets, property, rights and claims of Sellers and Foreign Subsidiaries as of the date hereof, and all of such assets, rights and claims acquired after the date hereof, which have not been subsequently disposed of in the ordinary course of business, of every kind and description, wherever located, real, personal or mixed, whether tangible or intangible other than Excluded Assets (collectively, the "Section 363 Assigned Assets"). For the avoidance of doubt, the Section 363 Assigned Assets shall include:

          (i) all of Sellers' and Foreign Subsidiaries' cash and cash equivalents on hand and in banks;

          (ii) all computers, servers, machinery, equipment, vehicles (including, to the extent assignable, rights to the warranties received from the manufacturers and distributors of any of the foregoing and to any related claims, credits, rights of recovery and setoff with respect to any of the foregoing), furniture, furnishings and other personal property and interests therein;

          (iii) all inventories (including any raw materials, work-in-progress, parts, finished products, and inventoriable supplies) and any rights of Sellers and Foreign Subsidiaries to the warranties received from suppliers, and, to the extent assignable, any related claims, credits, rights of recovery and set off with respect to the foregoing;

          (iv) all of the outstanding capital stock of, or other voting securities or ownership interests in any Person (other than any Seller or any Foreign Subsidiary) owned by Company;

          (v) all accounts, notes and other receivables;

          (vi) all prepaid expenses, credits, deferred charges, advance payments and security deposits (other than any security deposits made by third party bidders in the course of the proceedings contemplated by
     Section 5.04) including but not limited to ad valorem taxes, leases and rentals;

          (vii) all transferable governmental licenses, permits or other authorizations including all applications therefor;

          (viii) all books, records, files and papers, whether in hard copy or computer format;

          (ix) all goodwill associated with the Business or the Acquired Assets, together with the right to represent to third parties that Buyer is the successor to the Business; and

          (x) the note receivable from Paul Bartlett to Company dated April 27, 2000 in the principal amount of $4,880,700 plus interest accrued thereon.

Notwithstanding the foregoing, the Section 363 Assigned Assets shall not include any executory contracts or unexpired leases, which are dealt with exclusively in Section 1.01(b), nor shall they include the Excluded Assets, as provided in Section 1.02.

     (b) Section 365 Assumed Rights. (i) Pursuant to Section 365 of the Bankruptcy Code, at the Closing, Company shall, and shall cause each other Seller to, assume and assign to Buyer, and Buyer shall accept from Sellers, all of Sellers' rights under and title and interest in all of Sellers' executory contracts (including the option provided for in Section 5.16 of this Agreement) and unexpired leases entered into prior to the date hereof, which are listed on
Schedule 1.01(b) (collectively, the "Section 365 Assumed Rights").

          (ii) Buyer agrees to use all reasonable efforts and to take all reasonable actions, including the cure of defaults the costs of which shall be borne by Sellers and providing adequate assurances of future performance, mutually agreed by Buyer and Company in writing to be necessary or advisable, or determined to be necessary by the Bankruptcy Court, in order to permit the assumption and assignment of the Section 365 Assumed Rights to Buyer; provided that nothing contained herein shall obligate Buyer to take any action other than the payment of money in an amount determined by Buyer in its sole discretion (which amount shall be credited against the Purchase Price if approved in advance in writing by Company, which approval shall not unreasonably be withheld). Subject to the foregoing, Company agrees to use all reasonable efforts and to take all other reasonable actions necessary or advisable, or determined to be necessary by the Bankruptcy Court, in order to permit the assumption and assignment to Buyer of the Section 365 Assumed Rights.

     (c) Intellectual Property Rights and Permits. For the avoidance of doubt, the assets so transferred shall, to the fullest extent permissible under Sections 363 and 365 of the Bankruptcy Code, include all right, title and interest of Sellers in, to and under the Intellectual Property owned by Sellers and licenses of Intellectual Property to Sellers as well as in, to and under any permits, licenses and authorizations issued by any domestic, foreign or supranational governmental body, agency, official or authority.

     SECTION 1.02. Excluded Assets. Notwithstanding the foregoing, Buyer expressly understands and agrees that (i) the Purchase Price and any other amounts received in respect of, and all rights of Company arising under, any of this Agreement, any order of the Bankruptcy Court relating to this Agreement, or the transactions contemplated hereby, (ii) all claims, credits, causes of action or rights under any insurance policies of Sellers related to any Excluded Liabilities, (iii) any claims or causes of action of Sellers relating to the Existing Claims (as defined below), (iv) any books and records which Company concludes (based upon advice of counsel) is privileged or confidential material in connection with the Existing Claims; provided that a copy of such books and records redacted to eliminate such privileged or confidential material shall be provided to Buyer, (v) any books and records of Sellers required by law to be retained by Sellers, (vi) the notes of Alan Anderson and Susan Salvesen referred to in Schedule 3.14 item 24 of the Company Disclosure Schedule, (vii) the real property of Company located in Acton, Massachusetts and referred to in Section 5.15 (collectively, the "Excluded Assets"), and
(viii) the capital stock of Mustang.com, Acuity and, subject to Section 5.16, the Foreign Subsidiaries shall be excluded from the Acquired Assets, provided that Buyer shall be entitled at its own cost and expense to examine and make copies of such books and records retained under Section 1.02(a)(v).

     SECTION 1.03. Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer shall assume from

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Sellers and thereafter pay, perform or discharge in accordance with their terms all of the liabilities and obligations in Schedule 1.03, but excluding any Excluded Liabilities (the "Assumed Liabilities"). No more than 3 business days prior to the Closing Date, Company shall deliver to Buyer a schedule in reasonable detail showing Company's estimate of the Assumed Liabilities as of the Closing Date. Buyer shall have the right, to review this schedule of Assumed Liabilities, and the parties agree to discuss in good faith any comments or questions that Buyer may have with respect to such schedule. From and after the Closing, Buyer shall have the right to confirm the accuracy of the schedule for a period of 5 business days after the Closing. If, based on such review, Buyer believes that the Assumed Liabilities as of the Closing Date exceed $30,000,000, the parties agree to discuss in good faith Buyer's comments, and any disputes that the parties cannot resolve within 2 business days will be resolved expeditiously before the Bankruptcy Court. If the Assumed Liabilities as of the Closing Date, as reflected on the schedule prepared by Company or as revised upon resolution of any comments by Buyer, exceed $30,000,000, then the provisions of Section 5.14 shall apply.

     SECTION 1.04. Excluded Liabilities. Notwithstanding any provision in this Agreement or any other writing or commitment (written or oral) to the contrary, other than the Assumed Liabilities Buyer is not assuming any liabilities, obligations or commitments of Sellers (or any predecessors of Sellers or any prior owners of all or part of their businesses and assets) whether known or unknown, absolute, accrued, contingent or otherwise (whether or not related to the Business or the Acquired Assets). For the avoidance of doubt, the Excluded Liabilities shall include:

          (i) any liability or obligation for Designated Chapter 11 Costs and any contracts related thereto;

          (ii) any and all claims, actions, causes of action and liabilities of any type, whether known or unknown, whether disputed or undisputed, whether fixed or contingent, whether liquidated or unliquidated (including all costs incurred in defending such claims, actions, causes of action and liabilities) related to the factual matters asserted in the cases set forth on Schedule 1.04(a)(ii) (the "Existing Claims");

          (iii) any obligation of Sellers with respect to indemnification of any officer, director, employee or other agent or representative of Sellers arising out of facts, events or circumstances occurring or existing prior to the Closing Date;

          (iv) any liability or obligation relating to an Excluded Asset, including the mortgages on the real estate facilities described in Section 5.15;

          (v) any and all claims, actions, causes of action and liabilities of any type, whether known or unknown, relating to payments of an aggregate of $4.7 million purportedly in satisfaction of a receivable determined to have arisen based upon falsified documentation and currently reflected as a liability on the Company Balance Sheet, as described in the Company Disclosure Documents;

          (vi) any Taxes, other than Taxes accrued by the Company at or prior to the Closing;

          (vii) any environmental condition of any real or personal property existing on or prior to the Closing Date whether arising under Environmental Laws (or in connection with the Release or threatened Release of any Contaminant); and

          (viii) any and all claims, actions, causes of actions and liabilities of any type, whether known, unknown, relating to stock options, the employee stock purchase plan and any transaction bonuses described in
     Schedule 3.14(a)(3) (the "Excluded Employee Liabilities").

All such liabilities and obligations shall be retained by and remain obligations and liabilities of the applicable Seller (all such liabilities and obligations not being assumed being herein referred to as the "Excluded Liabilities").

     SECTION 1.05. Purchase Price. (a) In consideration for the Acquired Assets, Buyer shall pay to Company at the Closing the amount in cash equal to $30,000,000, subject to adjustment pursuant to Section 5.15, and, if applicable, Section 5.14 (the "Purchase Price"). The Purchase Price shall be paid as provided in Section 2.02(b).

     (b) The Purchase Price (plus Assumed Liabilities to the extent properly taken into account under Section 1060 of the Code) shall be allocated among the Acquired Assets acquired by Buyer as agreed upon by Buyer and Company within 90 days after the Closing. Buyer and Company agree to be bound by such allocation and to file, in accordance with Section 1060 of the Code, all Tax Returns and reports with respect to the transactions contemplated by this Agreement, including, but not limited to, all federal, state and local Tax Returns on the basis of such allocation. Buyer and Company agree to file any additional information return required to be filed pursuant to Section 1060 of the Code and to treat the adjusted allocation in the manner described above.

                                   ARTICLE 2
                                  THE CLOSING

     SECTION 2.01. Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Davis Polk & Wardwell located at 1600 El Camino Real, Menlo Park, California 94025 at 10:00 a.m. P.S.T. as promptly as practicable after the date hereof but in no event later than three business days after the conditions set forth in Article 8 shall have been satisfied or waived, or at such other time, date and place as shall be fixed by agreement between Company and Buyer (the date of the Closing being herein referred to as the "Closing Date").

     SECTION 2.02. Deliveries at Closing. (a) At the Closing, Sellers shall deliver to Buyer such deeds, bills of sale, assignments of leases and contracts, and any other instruments of conveyance that are necessary or appropriate to effectuate the transfer of the Acquired Assets to Buyer, and such other documents, instruments or certificates required to be delivered as a condition precedent to Buyer's obligations under this Agreement or as Buyer or its counsel may reasonably request.

     (b) At the Closing, Buyer shall deliver to Company (i) the Purchase Price, by wire transfer of same day funds and cancellation of obligations for any funds advanced by Buyer to Company as contemplated by the Credit Agreement Term Sheet or Section 9.01(iv), if any, and (ii) such duly executed instruments as are necessary or appropriate to effectuate the assumption of the Assumed Liabilities by Buyer, and such other documents, instruments or certificates required to be delivered as a condition precedent to Company's obligations under this Agreement, or as Company or its counsel may reasonably request.

                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF SELLERS

     Each Seller represents and warrants to Buyer, jointly and severally, as of the date hereof and as of the Closing Date except as otherwise provided herein and except as specifically disclosed in the Company Disclosure Schedules, that each of the statements contained in this Article 3 are true and complete. Each exception set forth in the Company Disclosure Schedule and each other reference to this Agreement set forth in the Company Disclosure Schedule (i) is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement, (ii) shall be deemed an exception or qualification to the entire section of this Agreement so referenced, regardless of any subsections within such section and, except as otherwise specifically stated with respect to such exception, relates only to such section.

     SECTION 3.01. Corporate Existence and Power. Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected have, individually or in the aggregate, a Material Adverse Effect on Company. Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. Company has heretofore delivered to Buyer true and complete copies of the certificate of incorporation and bylaws of Company as currently in effect.

     SECTION 3.02. Corporate Authorization. The execution, delivery and performance by Sellers of this Agreement and the consummation by Sellers of the transactions contemplated hereby are within Sellers' corporate powers and have been duly authorized by all necessary corporate action on the part of Sellers. This Agreement has been duly and validly executed by Sellers and will constitute a valid and binding obligation of Sellers enforceable in accordance with its terms, subject to the entry of the Section 363/365 Order, except for the provisions of Section 9.01 with respect to the Topping Fee which shall become the binding obligation of Sellers upon the entry of the Interim Order, and except as enforceability against Sellers may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, and other laws of similar application affecting creditors' rights generally from time to time in effect and to general equitable principles.

     SECTION 3.03. Governmental Authorization. (a) The execution, delivery and performance by Company of this Agreement and the consummation by Sellers of the transactions contemplated hereby require no approval by, action by or in respect of, or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority, domestic, foreign or supranational other than (i) consents, approvals or


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


authorizations of, or declarations or filings with, the Bankruptcy Court, (ii) compliance with any applicable requirements of the HSR Act, and (iii) any approvals, actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

     (b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement hereby and the compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or result in the creation of any Lien upon any of the properties or assets of Company or any Subsidiary under (i) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Company or any Subsidiary or their respective properties or assets, other than (A) such violations, defaults, rights of termination, cancellation or acceleration or losses of benefits as would not be given effect under the Bankruptcy Code or (B) as disclosed pursuant to Section 3.04 or (ii) subject to the governmental filings and other matters referred to in Section 3.03(a), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any Subsidiary or their respective properties or assets, other than, in the case of paragraph (a), any such conflicts, violations, defaults, rights, losses or liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.04. Required and Other Consents. Schedule 3.04 sets forth each material agreement, contract, lease or other instrument binding upon Company that will constitute an Assumed Liability, and each material agreement, contract, lease or other instrument binding upon any Subsidiary of Company, which requires the consent or other action by any Person as a result of the execution, delivery and performance of this Agreement, except any such contract, lease or other instruments binding upon Sellers that can be assumed and assigned without such consent or action under the Bankruptcy Code.

     SECTION 3.05. Subsidiaries. (a) Each Subsidiary of Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. Each such Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, have a Material Adverse Effect on Company. All Subsidiaries of Company and their respective jurisdictions of incorporation are identified on Schedule
3.05. Company has heretofore delivered to Buyer true and complete copies of the charter and bylaws (or other similar organizational documents) of each wholly-owned Subsidiary as currently in effect. Except as set forth in Schedule 3.05, the Company and each of its Subsidiaries do not own any equity interests in any other Person.

     (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of Company, is owned by Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests other than any such restriction on Company pursuant to the Bankruptcy Code that shall not be binding on Buyer after the Closing). There are no outstanding (i) securities of Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of Company or (ii) warrants, calls, options or other rights to acquire from Company or any of its Subsidiaries, or other obligation of Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of Company (the items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiary Securities").

     SECTION 3.06. Disclosure Documents. Company has delivered to Buyer the Company Disclosure Documents and will deliver to Buyer any Company SEC Documents filed after the date hereof promptly upon such filing. The Company Disclosure Documents comply or will comply in all material respects with the requirements of the forms on which such documents were or are to be filed or prepared and, taken together, do not and will not contain as of the date hereof or upon which such documents are filed any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made or will be made, not misleading.

     SECTION 3.07. Financial Statements. The unaudited consolidated financial statements and consolidated interim financial statements of Company included or to be included in the Company Disclosure Documents (the "Company Financial Statements"), comply or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or will be prepared in accordance with GAAP (except, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in accordance with GAAP applied on a consistent basis in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal recurring year-end audit adjustments).

     SECTION 3.08. Absence of Certain Changes. Since the Balance Sheet Date, the Business has been conducted in the ordinary course consistent with past practices and there has not been:

     (a) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Company or any of its Subsidiaries, or any repurchase, redemption or other acquisition by Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Company or any of its Subsidiaries;

     (b) any making of any material loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in its wholly-owned Subsidiaries made in the ordinary course of business consistent with past practices;

     (c) any damage, destruction or other loss (whether or not covered by insurance) or condemnation or other taking affecting the Business or the assets of Company or any of its Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company;

     (d) any transaction or commitment made, or any contract or agreement entered into, by Company or any of its Subsidiaries relating to the Acquired Assets or Business (including the acquisition or disposition of any assets) or any relinquishment by Company or any of its Subsidiaries of any contract or other right, in either case, material to Company, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

     (e) any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of Company or any Subsidiary (or any amendment to any such existing agreement),
(ii) grant of any severance or termination pay to any director, officer or employee of Company or any Subsidiary, or (iii) change in compensation or other benefits payable to any director, officer or employee of Company or any Subsidiary pursuant to any severance or retirement plans or policies thereof, in each case other than in the ordinary course of business consistent with past practices, provided that Company may incur financial obligations and liabilities pursuant to Approved Employee Orders.

     (f) any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of Company or any of its Subsidiaries, or any material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

     (g) any material Tax election made or changed, any annual tax accounting period changed, any method of tax accounting adopted or changed, any material amended Tax returns or claims for material Tax refunds filed, any material closing agreement entered into, any material Tax claim, audit or assessment settled, or any right to claim a material Tax refund, offset or other reduction in Tax liability surrendered;

     (h) except insofar as may have been required by a change in GAAP, any change in accounting methods, principles or practices by Company;

     (i) failure to protect or keep the Company Intellectual Property Rights in effect;

     (j) except as disclosed in the Company Disclosure Documents, any event or occurrence or change, financial or otherwise, in the Acquired Assets, Business or Assumed Liabilities that has had or would reasonably be expected to have a Material Adverse Effect;

     (k) except as disclosed in the Company Disclosure Documents, (i) any granting by Company or any Subsidiary to any current or former director, officer or other employee of Company or Subsidiary of any increase in compensation, bonus or other benefits, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the Audited Balance Sheet included in the Company Disclosure Documents, (ii) any granting by Company or any Subsidiary to any such current or former director, officer or employee of any increase in severance or termination pay, except in the ordinary course of business consistent with past practice, or
(iii) any entry by Company or any Subsidiary into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, officer or employee;

     (l) any material amendment or termination, other than in the ordinary course of business consistent with past practice, of any agreement to which Company or any Subsidiary is a party and which contract is or should be set forth on the Company Disclosure Schedule;

     (m) any undertaking or commitment to undertake capital expenditures exceeding $50,000 for any single project or related series of projects, other than commitments or expenditures related to the completion of and move into Company's new headquarters facility in Dublin, California for which there have not been any undertakings or commitment to undertake capital expenditures exceeding $150,000 for any single project or related series of projects;

     (n) any sale, lease (as lessor), transfer or other disposition of, mortgage, pledge, or imposition of any Lien on, any of the assets reflected on the Audited Balance Sheet or any assets acquired by Company or any of its Subsidiaries after the date of such Audited Balance Sheet, except for inventory and personal property sold or otherwise disposed of for fair value in the ordinary course of its business consistent with past practice; or

     (o) any resolution, agreement or understanding to take any act similar to those set forth in this Section 3.08, except as contemplated by this Agreement.

     SECTION 3.09. No Undisclosed Material Liabilities. There are no liabilities or obligations of Company or any of its Subsidiaries of any kind, other than:

     (a) liabilities or obligations specifically identified and described in the Company Disclosure Documents;

     (b) liabilities not required under GAAP on a basis consistent with preceding accounting periods to be shown in the Company Financial Statements;

     (c) liabilities incurred in the ordinary course of business since the Balance Sheet Date;

     (d) liabilities relating to the Existing Claims;

     (e) liabilities relating to the Excluded Assets;

     (f) liabilities under this Agreement or the transactions contemplated hereby; or

     (g) undisclosed liabilities which, individually or in the aggregate, are not material to Company.

     SECTION 3.10. Compliance with Laws and Court Orders. (a) Each of Company and its Subsidiaries has complied in all material respects with, and is not in violation of, in any material respect, any law, ordinance or governmental rule or regulation (collectively, "Laws") to which it or its business is subject;

     (b) Each of Company and its Subsidiaries has obtained all licenses, permits, certificates or other governmental authorizations (collectively "Authorizations") necessary for the ownership or use of the Acquired Assets and the Business other than Authorizations (i) which are ministerial in nature and which Company or such Subsidiary has no reason to believe would not be issued in due course and (ii) which, the failure of Company or such Subsidiary to possess, would, after the Closing, subject Buyer to penalties or other fines in excess of $75,000 in the aggregate ("Immaterial Authorizations");

     (c) Neither Company nor any of its Subsidiaries has received notice of violation of, or knows of any violation of, any Laws to which it or its business is subject or any Authorization necessary for the ownership or use of its assets and properties or the conduct of its business (other than Immaterial Authorizations).

     SECTION 3.11. Litigation. Except for the matters listed on Schedule 3.11, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of Company, threatened against or affecting, Company, any of its Subsidiaries, any present or former officer, director or employee of Company or any of its Subsidiaries or any other Person for whom Company or any of such Subsidiary may be liable or any of their respective properties before any court or arbitrator or before or by any governmental body, agency or official, domestic, foreign or supranational, that, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

     SECTION 3.12. Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Company or any of its Subsidiaries who might be entitled to any fee or commission from Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

     SECTION 3.13. Tax Matters. (a) Except to the extent, if any, constrained by the pendency of the Chapter 11 Case or reserved for on the Company Financial Statements, Company has filed all Tax Returns that have been required to be filed and timely paid all Taxes payable by it for the Pre-Closing Tax Period which will have been required to be paid on or prior to the date hereof, the non-payment of which would result in a Lien on any Acquired Asset (that would not be released pursuant to the Section 363/365 Order), or would otherwise reasonably be expected to have a Material Adverse Effect, and such Tax Returns are complete and accurate in all material respects and disclose all Taxes required to be paid in respect of the Company or the Acquired Assets with respect to the Pre-Closing Tax Period.

     (b) Company has established, in accordance with GAAP applied on a basis consistent with that of preceding periods, adequate reserves for the payment of all Taxes which arise from or with respect to the Acquired Assets or the operation of the Business and are incurred in or attributable to the Pre-Closing Tax Period (that would not be released pursuant to the Section 363/365 Order), the non-payment of which would result in a Lien on any Acquired Asset, or would otherwise reasonably be expected to have a Material Adverse Effect.

     (c) Except as reserved for on the Company Financial Statements, there is no claim, action, audit, assessment, suit or other proceeding now pending or threatened expressly asserting that Company is liable for any Tax in any jurisdiction.

     SECTION 3.14. Employee Benefit Plans. (a) Schedule 3.14(a) lists each material "employee benefit plan", as such term is defined in Section 3(3) of ERISA and each material employment, severance or other similar contract and any material arrangement, policy, plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is entered into, maintained or contributed to, as the case may be, by Company or any of its Subsidiaries or ERISA Affiliates and (ii) covers any employee of Company. Such contracts, plans and arrangements are hereinafter referred to collectively as the "Benefit Arrangements."

     (b) With respect to each Benefit Arrangement, Company has provided (or will prior to Closing provide) (i) a true and complete copy of such plan document and trust agreement and group annuity contract relating thereto (or, in the case of unwritten plans, descriptions thereof), (ii) the most recently filed Form 5500 and (iii) the most recent summary plan description for each Benefit Arrangement for which such summary plan description is required. Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement except where any such failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (c) No Benefit Arrangement is (i) a Multiemployer Plan or (ii) subject to Title IV of ERISA.

     (d) Each Benefit Arrangement which is intended to be qualified under
Section 401(a) of the Code has received an opinion, determination, advisory or notification letter from the Internal Revenue Service that it is so qualified or has remaining a period of time to obtain such a letter from the IRS, and no event has occurred since the date of such determination that would reasonably be expected to result in the revocation of, or adversely affect, such qualification. Company has furnished to Buyer copies of the most recent Internal Revenue Service determination, opinion, or notification letters with respect to each such Plan.

     (e) With respect to the employees of the Business, there are no employee post-retirement medical or health plans in effect, except as required by
Section 601 of ERISA and Buyer shall have no responsibility for any such retiree benefits other than as set forth in Article 6.

     (f) Except as set forth on Schedule 3.14(f), no Transferred Employee will become entitled to any retirement, severance or similar benefit solely as a result of the transactions contemplated hereby.

     (g) There is no contract, agreement, plan or arrangement covering any Transferred Employee that, individually or collectively, would give rise to the payment of any amount that would not be deductible pursuant to the terms of Code Section 280G.

     (h) Schedule 3.14(h) sets forth a true and complete list of the names, titles, and annual salaries of all employees of the business of Company whose annual base salary exceeds $100,000.

     (i) Since the Balance Sheet Date and other than as set forth in Schedule 3.14(i), there has not been any adoption or amendment in any material respect by Company, any of its Subsidiaries or any Affiliate of any Benefit Arrangement, or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Benefit Arrangement, or any change in the manner in which contributions to any Benefit Arrangement are made or the basis on which such contributions are determined.

     SECTION 3.15. Environmental Matters. (a) Except as disclosed on Schedule 3.15:

          (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no action, claim, suit, proceeding or, to Company's knowledge, investigation or review is pending or, to the knowledge of Company, is threatened by any governmental entity or other Person in connection with the Company, any of its Subsidiaries or any of their respective assets or operations relating to or arising out of any Environmental Law or otherwise relating to or arising out of any Release or threatened Release of any Contaminant nor, to the knowledge of the Company, is there any basis therefor;

          (ii) Company and each of its Subsidiaries is in compliance with all Environmental Laws and all Environmental Permits in all material respects; and

          (iii) except as would not reasonably be expected to have a Material Adverse Effect, there are no liabilities of or relating to Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or otherwise relating to or arising out of any Release or threatened Release of any Contaminant, and there are no facts, conditions, situations or set of circumstances that would reasonably be expected to result in or be the basis for any such liability, and neither the Company nor its Subsidiaries are subject to any decree, judgment or settlement relating to the violation of any Environmental Law.

     (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which Company has knowledge in relation to the current or prior Business of Company or any of its Subsidiaries or any property or facility now or previously owned or leased by Company or any of its Subsidiaries that has not been delivered to Buyer at least five days prior to the date hereof.

     (c) Neither Company nor any of its Subsidiaries owns, leases or operates or has owned, leased or operated any real property, or conducts or has conducted any operations, in New Jersey or Connecticut.

     (d) For purposes of this Section 3.15, the terms "Company" and "Subsidiaries" shall include any entity that is, in whole or in part, a predecessor of Company or any of its Subsidiaries.

     SECTION 3.16. Material Contracts. (a) Except for the contracts disclosed in Schedule 3.16(a), Company or any of its Subsidiaries is not a party to or bound by:

          (i) any written debt instrument, including, without limitation, any loan agreement, line of credit, promissory note, security agreement or other evidence of indebtedness, where Company or any of its Subsidiaries is a lender, borrower or guarantor, other than such instruments (A) with an outstanding principal amount not in excess of $150,000 or (B) entered into subsequent to the date of this Agreement in the ordinary course consistent with past practice and Section 5.01;

          (ii) any written contract or commitment that would materially restrict any assignee of the Business or the Acquired Assets from engaging in any industry or any line of business in any location;

          (iii) any written contract or commitment in excess of $25,000 to which Company or any of its Subsidiaries is a party for any charitable contribution;

          (iv) any written agreement in excess of $150,000 to which Company or any of its Subsidiaries is a party with respect to any assignment, discounting or reduction of any receivables of Company or such Subsidiary reflected in the Company Disclosure Documents as of the Balance Sheet Date;

          (v) any written joint venture or partnership agreement to which Company or any of its Subsidiaries is a party requiring payments by Company in excess of $150,000;

          (vi) any written distributorship, sales agency, sales representative, reseller or marketing agreement to which Company or any of its Subsidiaries is a party, pursuant to which Company or any of its Subsidiaries have made or received aggregate payments exceeding $150,000 calculated on a cash basis during the 24 month period ended December 31, 2000;

          (vii) any value added reseller, original equipment manufacturing, technology transfer, source code license or other license or any other agreement containing the right to sublicense software and/or technology, in each case, to which Company or any of its Subsidiaries is a party pursuant to which Company or any of its Subsidiaries have made or received aggregate payments exceeding $150,000 calculated on a cash basis during the 24 month period ended December 31, 2000, other than agreements related to "off-the-shelf" software;

          (viii) any agreement, option or commitment or right with, or held by, any third party to acquire any assets or properties, or any interest therein, of Company or any of its Subsidiaries, having a value in excess of $150,000, except for contracts for the sale of licenses or inventory, machinery or equipment in the ordinary course of business;

          (ix) any license of Intellectual Property by any third party to the Company or any of its Subsidiaries that Company or any of its Subsidiaries could not readily replace without a material impact on Company or such Subsidiary or that is not generally commercially available;

          (x) any written employment contract involving annual compensation in excess of $100,000 entered into by the Company or any of its Subsidiaries;

          (xi) any other agreement, commitment, arrangement or plan not made in the ordinary course of business that is material to the Business; and

          (xii) any outstanding leases, both capital and operating, or licenses, pursuant to which Company or any of its Subsidiaries has (A) obtained the right to use or occupy any real or tangible personal property under arrangements where the remaining obligation is more than $150,000, exclusive of any renewal rights or (B) granted to any other Person the right to use any material item of machinery, equipment, furniture, vehicle or other personal property of Company or any of its Subsidiaries having an original cost of $150,000 or more.

     (b) Except as set forth on Schedule 3.16(a) of the Company Disclosure Schedule, (i) there are no oral contracts or commitments of the types described in Section 3.16(a), (ii) there are no contracts or commitments between Company or any of its Subsidiaries and any Affiliate, (iii) there are no contracts, commitments or arrangements (including with any employee) which require the payment of any compensation upon the occurrence of any change of control, (iv) there are no contracts to which Company or any of its Subsidiaries is a party which would create rights for any Person against Buyer or any of its Affiliates (other than rights against Company as in effect on the Closing Date) and (v) except as set forth in response to Section 3.14, there are no contracts or arrangements, except this

Agreement, which provide for payment of any compensation, penalty or liquidated damages to any party solely as a result of the transactions contemplated hereby or in the event of the termination of such contract or arrangement on or following the Closing Date, which amount would not have been payable upon such termination but for the consummation of the transactions contemplated hereby.

     SECTION 3.17. Intellectual Property. (a) Subject to Section 3.04, Company and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all Intellectual Property, material to the conduct of the Business (the "Company Intellectual Property Rights"). Schedule 3.17(a) of the Company Disclosure Schedule contains a list of all such registered Company Intellectual Property Rights owned by Company (other than trade secrets and computer programs which are licensed to Company or any of its Subsidiaries and are generally commercially available).

     (b) Except as disclosed on Schedule 3.17(b) of the Company Disclosure
Schedule: neither Company nor any of its Subsidiaries has infringed upon or any Intellectual Property or other proprietary information of any other Person; neither Company nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such infringement, misappropriation or violation (including any claim that Company or any of its Subsidiaries must license or refrain from using any Company Intellectual Property Rights or other proprietary information of any other Person) which has not been settled or otherwise fully resolved except, in each case, for such infringement, misappropriation or violation as would not be material to the conduct of the Business.

     (c) Subject to Section 3.04, except as disclosed on Section 3.17(c) of the Company Disclosure Schedule, assuming that Buyer continues to operate the business of Company and its Subsidiaries as presently conducted, and without taking into account any of Buyer's agreements or intellectual property rights, then Buyer's use of the Company Intellectual Property Rights or other proprietary information which is material to the conduct of the business of Company and its Subsidiaries will not infringe upon, misappropriate or otherwise come into conflict with the Company Intellectual Property Rights or other proprietary information of any other Person except, in each case, for such infringement, misappropriation or violation as would not be material to the conduct of the Business.

     (d) Each employee, agent, consultant, officer, director or contractor who has contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of Company, any of its

Subsidiaries or any predecessor in interest thereto either: (i) is a party to an agreement, a copy of which has been made available to Buyer, under which Company or one of its Subsidiaries is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of Company, such Subsidiary or such predecessor in interest, as applicable, all right, title and interest in such material, a copy of which assignment or agreement to assign has been made available to Buyer.

     (e) Except as set forth on Schedule 3.17, (i) Company and its Subsidiaries have not sold, assigned, transferred, licensed or sublicensed, or entered into any contract to sell, assign, transfer or sublicense their Company Intellectual Property Rights other than in the ordinary course of business consistent with past practices and (ii) Company and its Subsidiaries have not entered into any contract or other arrangement pursuant to which Company or such Subsidiary has agreed or is obligated to license, transfer or place in escrow the source code for any of its products (prior or current), other than escrow agreements restricting the use of source code after release to maintenance of the end-user's installation or the distributor's installed base.

     (f) To the knowledge of Company no officer, director or employee of Company or any of its Subsidiaries, has any interest in any Company Intellectual Property Rights (other than as a stockholder of Company) that is material to the business or operations of Company).

     (g) Except as disclosed on Schedule 3.17(g), none of the material development activities relating to Company Intellectual Property Rights were undertaken or performed outside of the United States.

     SECTION 3.18. Valid Title. Upon consummation of the Section 363/365 Sale upon the terms and subject to the conditions described herein, Sellers shall have transferred good and valid title to the Section 363 Assigned Assets, free and clear of any claims or Liens of Persons other than Buyer except for any Permitted Exceptions. Subject to Section 3.04, and except for Section 365 Assumed Rights that are not, individually or in the aggregate, material to the conduct of the Business, upon consummation of the Section 363/365 Sale upon the terms and subject to the conditions described herein, Sellers shall have transferred good and valid title to the Section 365 Assumed Rights, free and clear of any claims or Liens of Persons other than Buyer except for any Permitted Exceptions. Subject to Section 3.04, other than Section 365 Assumed Rights that are not, individually or in the aggregate, material to the conduct of the Business, and other than the Excluded Assets, the Acquired Assets constitute all the assets, properties, rights and interests used by Company in the Business as conducted at all times since December 31, 2000. Subject to
Section 3.04, other than Section 365 Assumed

Rights that are not, individually or in the aggregate, material to the conduct of the Business, and other than the Excluded Assets, no assets, properties, rights and interests of any kind whatsoever are necessary to conduct the Business, exclusive of working capital.

     SECTION 3.19. Employment Matters. Within three business days of the date of this Agreement, Company shall deliver to Buyer a true and correct copy of the organizational chart of Company, identifying all officers and their functional responsibilities within Company and all of the other employees of Company reporting directly or indirectly primarily to such officers. Each of Company and its Subsidiaries has complied in all material respects with all applicable laws, rules and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours, and neither Company nor any Subsidiary is liable for any arrears of wages or any Taxes or penalties for failure to comply with any such laws, rules or regulations, except for such failures to comply or liabilities as would not reasonably be expected to have a Material Adverse Effect on Company; (b) there are no controversies pending or, to the knowledge of Company, threatened between Company or any Subsidiary and any of their respective employees, which controversies have or would reasonably be expected to reasonably be expected to have a Material Adverse Effect; (d) neither Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by Company or any such Subsidiary, nor, to the knowledge of Company, are there any activities or proceedings of any labor union to organize any such employees; (e) there are no unfair labor practice complaints pending against Company or any of its Subsidiaries before the National Labor Relations Board or any current union representation questions involving employees of Company or any Subsidiary; (f) there is no strike, slowdown, work stoppage or lockout existing, or, to the knowledge of Company, threatened, by or with respect to any employees of Company or any Subsidiary;
(g) except as set forth on Schedule 3.19(g) of Company Disclosure Schedule, no charges are pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices with respect to Company or any Subsidiary; (h) there are no claims pending against Company or any Subsidiary before any workers' compensation board which would reasonably be expected to have a Material Adverse Effect; (i) neither Company nor any of its Subsidiaries has received notice that any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation of or relating to Company or any Subsidiary and, to the best knowledge of Company, no such investigation is in progress; and (j) to the knowledge of Company, the relationship of Company and its Subsidiaries with their employees is generally satisfactory.

     SECTION 3.20. Absence of Default. Except as set forth in Schedule 3.21 of Company Disclosure Schedule, each of the leases, contracts and other agreements listed or required to be listed in Item 3.16 of the Company Disclosure Schedule that create obligations on any Person in excess of $150,000 constitutes a valid and binding obligation of Company, assuming such agreements are binding and valid on the counterparties, and, to Company's knowledge is in full force and effect. Each of Company and its Subsidiaries has fulfilled and performed in all material respects its obligations under each such lease, contract or other agreement to which it is a party to the extent such obligations are required by the terms thereof to have been fulfilled or performed through the date hereof (except for any such lease, contract or other agreement which, by its terms, will expire prior to the Closing Date) and neither Company nor any such Subsidiary is alleged in writing to be, in breach or default under, nor is there or is there alleged in writing to be any basis for termination of, any such lease, contract or other agreement. To the knowledge of Company, no other party to any such lease, contract or other agreement has breached or defaulted thereunder. No act or omission of Company has occurred which, with the passage of time or the giving of notice or both, would constitute a material default or breach by Company or, to the knowledge of Company, by any such other party. Company is not currently renegotiating any such lease, contract or other agreement or paying liquidated damages in lieu of performance thereunder. Complete and correct copies of each such lease, contract or other agreement and any amendments thereto have heretofore been made available to Buyer.

     SECTION 3.21. Disclosure. None of the representations or warranties of Company contained herein and none of the information contained in the Company Disclosure Schedule and none of the other information or documents furnished or made available to Buyer by Sellers, when taken as a whole, contains, or at the Closing will contain, any untrue statement of a material fact or omits, or at the Closing will omit, to state a material fact required to be stated herein or therein necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading in any material respect.

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Company, as of the date hereof and as of the Closing Date except as otherwise provided herein, except as disclosed in the Buyer Disclosure Schedules, as follows:

     SECTION 4.01. Corporate Existence and Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a material adverse effect on Buyer, its financial condition or results of operations or materially impair Buyer's ability to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

     SECTION 4.02. Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action. Assuming this Agreement constitutes a valid and binding obligation of Company, this Agreement constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability against Buyer may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, and other laws of similar application affecting creditors' rights generally from time to time in effect and to general equitable principles.

     SECTION 4.03. Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby require no approval or action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic, foreign or supranational, other than consents, approvals or authorizations of the Bankruptcy Court, compliance with any applicable requirements of the HSR Act, any approvals, actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on Buyer or materially to impair the ability of Buyer to consummate the transactions contemplated by this Agreement.

     SECTION 4.04. Non-Contravention. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby do not and will not contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Buyer, assuming compliance with the matters referred to in Section 4.03, contravene, conflict with, or result in any violation or breach of any provision of any law, rule, regulation, judgment, injunction, order or decree except for such contraventions, conflicts and violations that would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on Buyer or materially to impair the ability of Buyer perform its obligation under this Agreement or to consummate the transactions contemplated by this Agreement.

     SECTION 4.05. Finders' Fees. Except for J.P. Morgan H&Q, whose fees will be paid by Buyer, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

     SECTION 4.06. Financing. Buyer has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to pay the Purchase Price and to pay all fees and expenses related to the Section 363/365 Sale.

                                   ARTICLE 5
                                   COVENANTS

     SECTION 5.01. Conduct of the Business. (a) From the date hereof until the Closing, Company shall (and shall cause each of its Subsidiaries to):

          (i) maintain its existence in good standing;

          (ii) maintain the general character of its business and properties and conduct its business in the ordinary and usual manner consistent with past practices, except as expressly permitted by this Agreement;

          (iii) maintain business and accounting records consistent with past practices; and

          (iv) use all reasonable efforts (A) to preserve its business intact,
     (B) to keep available to Company the services of its present officers and employees, and (C) to preserve for Company or such Subsidiary the goodwill of its suppliers, customers and others having business relations with Company or such Subsidiary.

     (b) Unless otherwise provided for herein or approved by Buyer in writing, from the date hereof until the Closing, Company shall not (and shall not permit any of its Subsidiaries to):

          (i) declare, set aside, make or pay any dividend or other distribution, payable in cash, property or otherwise with respect to any of its capital stock;

          (ii) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (iii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except for indebtedness contemplated by the Credit Agreement Term Sheet or similar commercially available financing;

          (iv) except as otherwise contemplated by this Agreement, (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (B) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (C) authorize any capital commitment which is in excess of $50,000 or capital expenditures which are, in the aggregate, in excess of $50,000, except as contemplated in
     Schedule 3.08(g) of the Company Disclosure Schedule; or (D) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in Section 5.01(b)(iii) or this Section 5.01(b)(iv);

          (v) except as otherwise contemplated by this Agreement, sell, lease, license, mortgage, pledge or subject to Lien or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than sales or licenses of goods in the ordinary course of business consistent with past practice;

          (vi) enter into, agree to enter into or amend any employment agreement except for new hires in the ordinary course of business;

          (vii) assume, guarantee or otherwise become responsible for the obligations of any other Person or agree to so do;

          (viii) except as set forth in Schedule 5.01(b)(vii) of the Company Disclosure Schedule, take any action, other than in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivables); with respect to any Taxes that will be Assumed Liabilities, make any Tax election or settle or compromise any material federal, state, local or foreign income Tax liability;

          (ix) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, reflected or reserved against in the Company Balance Sheet or otherwise in the ordinary course of business and consistent with past practice, of such liabilities in the ordinary course of business and consistent with past practice;

          (x) except in connection with the sale, licensing or other distribution of Company's products in the ordinary course of business and consistent with past practice, sell, assign, transfer, license, sublicense, pledge or otherwise encumber any of the Intellectual Property Rights;

          (xi) except as required by law or as contemplated hereby, enter into, adopt or amend in any material respect or terminate any Benefit Arrangement or any other agreement, plan or policy involving Company or its Subsidiaries, and one or more of its directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan, or change the manner in which contributions to any pension plan are made or the basis on which such contributions are determined;

          (xii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of Company or its Subsidiaries, or as contemplated hereby or by the terms of any employment agreement in existence on the date hereof, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such Person; or

          (xiii) announce an intention, commit or agree to do any of the foregoing.

     SECTION 5.02. Marketing Period. In addition to the marketing efforts carried out to date, from and after the date of the Interim Order, Company shall solicit "higher or better" offers for the Business, pursuant to the bidding procedures set forth on Exhibit C hereto or to such additional procedures for soliciting "higher or better" offers, which procedures are approved by the

Bankruptcy Court in the Interim Order (the "Bidding Procedures"). Except as provided for in the Bidding Procedures, Company shall not amend, waive, modify or supplement in any material respect the Bidding Procedures. If Company determines in the good faith exercise of its business judgment that a Competing Transaction provides a greater net benefit to the estates of Sellers, after deduction (in the case of bids other than that of Buyer) of the Topping Fee and of $500,000 (the maximum amount of the fees and expenses of Buyer to be paid by Company herein), and such Competing Transaction is approved by the Bankruptcy Court, Company shall have the right to enter into an agreement providing for the Competing Transaction and to terminate this Agreement pursuant to Section 9.01(a)(ii).

     SECTION 5.03. Bankruptcy Court Approvals. (a) Company hereby confirms that it is critical to the process of arranging an orderly sale of Company's assets to proceed by selecting Buyer to enter into this Agreement in order to present the Bankruptcy Court with arrangements for obtaining the highest realizable prices for such assets and that, without Buyer's having committed substantial time and effort to such process, the estates of Company would have to employ a less orderly process of sale and thereby both incur higher costs and risk attracting lower prices. Company further confirms that the undertaking of Buyer to pay the Purchase Price while allowing this Agreement to be subject to competitive bidding gives the estate the assurance of a minimum purchase price, and restricts Buyer's options in a manner that no reasonable Person would consent absent assurance of payment of the Topping Fee and expenses set forth herein. Accordingly, the contributions of Buyer to the process have indisputably provided very substantial benefit to the estate of Company. Company acknowledges that Buyer would not have invested the effort in negotiating and documenting the transaction provided for herein and incurring duties to pay its outside advisors and to commit to pay the Purchase Price if Buyer was not entitled to the Topping Fee plus reasonable fees and disbursements of its advisors incurred as a result of Buyer's attempt to purchase the Acquired Assets as provided in this Agreement, if Buyer is not the successful bidder for the Acquired Assets.

     (b) As promptly as practicable after the date hereof, Company shall file and serve motions with the Bankruptcy Court seeking

          (i) an order (the "Interim Order")

               (A) approving the Topping Fee and all other payments to Buyer arising under this Agreement as joint and several obligations of Company having priority as an administrative expense in their cases before the Bankruptcy Court,

               (B) approving the Bidding Procedures relating to the sale of the Acquired Assets under Sections 363 and 365 of the Bankruptcy Code, and the adequacy of notice to creditors and parties in interest for the approval of the transactions contemplated hereby and thereby, and

               (C) setting a date for a hearing on the asset sale; and

          (ii) an order (the "Section 363/365 Sale Order")

               (A) authorizing Company to sell the Acquired Assets to Buyer pursuant to this Agreement and Sections 363 and 365 of the Bankruptcy Code, free and clear of all Liens in or on the Acquired Assets (including any and all "claims and interests" in the Acquired Assets within the meaning of Section 363(f) of the Bankruptcy Code), other than Liens and claims related to the Assumed Liabilities and Permitted Exceptions and otherwise free and clear of claims and liabilities, such that Buyer shall not, among other things, incur any liability with respect to any Existing Claim, Excluded Liability or otherwise as a successor to the business of Company, and

               (B) authorizing, among other things, Company, pursuant to
          Section 365 of the Bankruptcy Code, to assume and to assign to Buyer the Section 365 Assumed Rights, which shall include provisions, upon notice to all licensors of Intellectual Property and all governmental and other entities that have issued permits, licenses or authorizations to Company, for their assignment to Buyer under
          Section 365 of the Bankruptcy Code free and clear of claims, obligations and defaults which occurred on or prior to the effective time of such assignment.

     (c) Company shall use commercially reasonable efforts to obtain the Interim Order no later than February 28, 2001, and the Section 363/365 Order no later than March 31, 2001. The Interim Order and the Section 363/365 Order shall be in forms reasonably acceptable to Buyer and Company, and the motions relating to the Interim Order and the Section 363/365 Order shall be in form and substance satisfactory to Buyer.

     (d) Subject to the Interim Order, Company shall promptly make any filings, take all actions, and use all reasonable efforts to obtain any and all other approvals and orders necessary or appropriate for consummation of the


                                      -29-
PAGE>



transactions contemplated hereby, subject to their obligations to comply with any order of the Bankruptcy Court.

     (e) If an appeal is taken, or a stay pending appeal is requested or reconsideration is sought, from either the Interim Order or the Section 363/365 Order, Company shall immediately notify Buyer of such appeal or stay request and shall provide to Buyer within one business day a copy of the related notice of appeal or order of stay or application for reconsideration. Company shall also provide Buyer with written notice and copies of any other or further notice of appeal, motion or application filed in connection with any appeal from or application for reconsideration of, either of such orders and any related briefs. Company shall use all reasonable efforts to defend against such appeals or requests for stay or modification.

     (f) Company shall notify, as is required by the Bankruptcy Code, all parties entitled to notice of the Section 363/365 Motion, the Interim Motion, the Interim Order and/or the Section 363/365 Order, as modified by orders in respect of notice which may be issued at any time and from time to time by the Bankruptcy Court.

     SECTION 5.04. Access and Information. After entry of the Interim Order, Company shall afford to Buyer and to Buyer's financial advisors, legal counsel, accountants, consultants, financing sources and other authorized representatives reasonable access during normal business hours throughout the period prior to the Closing Date to the books, records, properties and personnel of Company and, during such period, shall furnish as promptly as practicable to Buyer any and all such information as Buyer may reasonably may request, including all pleadings and other documents or schedules filed with the Bankruptcy Court, provided that (a) such access does not unreasonably interfere with the normal operations of Company or its business, (b) Company need not disclose any information that Company concludes (based upon advice of counsel) is privileged or confidential in connection with the Existing Claims, and (c) all requests for information and access to Company's facilities, and all proposed contacts with Company personnel shall be approved in advance (which approval shall not unreasonably be withheld) by its Chief Executive Officer, General Counsel or Chief Financial Officer.

     SECTION 5.05. Books and Records. (a) Buyer agrees to make copies of all the business records and files being transferred to Buyer pursuant to this Agreement and to retain such copies for seven years after the Closing.

     (b) From and after the Closing under this Agreement, Buyer shall allow Company and any of its directors, officers, employees, counsel, representatives, accountants and auditors (collectively, the "Company

Representatives") access to Transferred Employees and all business records and files of Company or its business that are transferred to Buyer in connection herewith, which are reasonably required by such Company Representatives in order to complete the Chapter 11 Case and resolve the Existing Claims, during regular business hours and upon reasonable notice at Company's former offices or elsewhere as reasonably required and the Company Representatives shall have the right to meet with such Transferred Employees and to make copies of any such records and files; provided, however, that any such access or copying shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of Buyer's business or operations. This Section 5.05 shall cease to be enforceable upon the later of (i) the date Company completes the Chapter 11 Case and (ii) the 9 month anniversary of the Closing.

     SECTION 5.06. All Reasonable Efforts. Subject to the terms and conditions herein, except as provided by the Bankruptcy Code, the Bankruptcy Rules or any other orders entered or approvals or authorizations granted by the Bankruptcy Court in the Chapter 11 Case, including any order contemplated hereby, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate the transactions contemplated by this Agreement. In further and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within 10 business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take such actions as may be reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable, provided that nothing contained herein shall be interpreted or construed as requiring Buyer to sell, dispose of, transfer or license any of its assets or properties or to take any other action which Buyer concludes in its sole discretion would be detrimental to Buyer or its business in order to facilitate such expiration or termination.

     SECTION 5.07. Further Assurances. In addition to the provisions of this Agreement, from time to time after the Closing Date, Company and Buyer will use all reasonable efforts to execute and deliver such other instruments of conveyance, transfer or assumption, as the case may be, and take such other action as may be reasonably requested to implement more effectively the conveyance and transfer of the Acquired Assets to Buyer and the assumption of the Assumed Liabilities by Buyer. Without limiting the generality of the foregoing, at Buyer's request, Company shall file appropriate motions in the Bankruptcy Court for the assumption and assignment to Buyer of any executory contracts and leases which were not identified in an exhibit to the Section 363/365 Order, and Company shall take such steps, as shall be required to assure that Buyer shall assume such agreements under Section 365 of the Bankruptcy Code free and clear of all claims, obligations and defaults which occurred as of or prior to the effective time of such assignment. Buyer and Company hereby irrevocably consent to the personal and subject-matter jurisdiction of the Bankruptcy Court for all purposes necessary to effectuate this Section. Company will seek to include in any plan of reorganization in the Chapter 11 Case supported by it, provision for retained jurisdiction of the Bankruptcy Court to effectuate this Section 5.07, and will use all reasonable efforts to oppose any plan of reorganization which fails to include such provisions.

     SECTION 5.08. Public Announcements. Buyer and Company shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby, and except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

     SECTION 5.09. Notices of Certain Events. (a) Company shall promptly notify Buyer of damage or destruction by fire or other casualty of any material Acquired Asset or if any material Acquired Asset becomes the subject of any proceeding or, to the knowledge of Company, threatened proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action.

     (b) The Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event which would be likely to cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect,
(B) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied, or (C) termination rights to be triggered under
Article 9; and (ii) any failure of the Company or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided that the delivery of any notice pursuant to this Section 5.10(b) shall not limit or otherwise affect the remedies available to the party receiving such notice.

     SECTION 5.10. Name Change. Within 45 days after the Closing, Company agrees to use all reasonable efforts to cause Company to cease doing business under any name using the word "Quintus," and, if practicable without seeking stockholder approval, to change Company's legal name to some name not using the word "Quintus."

     SECTION 5.11. Permits. Prior to the Closing Date, Company shall use all reasonable efforts to obtain consents to the transfer of such permits which are transferable to Buyer at or prior to Closing. Without limiting the requirements of Section 8.03, prior to and after the Closing, Company shall cooperate with Buyer with respect to the transfer of all permits.

     SECTION 5.12. Transfer Taxes. To the fullest extent permitted by Section 1146(c) of the Bankruptcy Code and other applicable law, the making or delivery of any instrument of transfer pursuant hereto shall not be taxed under any law imposing a stamp tax or similar tax, and the instruments transferring the Acquired Assets to Buyer shall contain the following endorsement:

          "Because this [instrument] has been authorized pursuant to Order of the United States Bankruptcy Court for the District of Delaware relating to a plan of reorganization of the Grantor, it is exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C. ss.1146(c)."

     If sales, use or other similar transfer Taxes are assessed in the United States at Closing or at any time thereafter solely as a result of the transfer of any other Acquired Assets pursuant to this Agreement, such Taxes incurred as a result of the transactions contemplated hereby shall be paid by Company. If sales, use or other similar Taxes are assessed in any jurisdiction outside the United States at Closing or at any time thereafter solely as a result of the transfer of any Acquired Assets of any Foreign Subsidiary pursuant to this Agreement, such Taxes shall be paid (i) by Company, to the extent such Taxes would have been payable if Buyer had purchased all of the outstanding stock of Company's Foreign Subsidiaries (rather than purchasing assets and liabilities of such Foreign Subsidiaries as set forth in Article 1) and (ii) by Buyer for the balance of such Taxes. Buyer and Company shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation.

     SECTION 5.13. Consents. Company shall use all reasonable efforts to obtain the consents pertaining to the Assigned Assets listed on Schedule 3.04; provided that Company shall not make any agreement or understanding adversely affecting the Business or the Assigned Assets after the Closing as a condition for obtaining any such consent except with the prior written authorization of Buyer.

     SECTION 5.14. Excess Liabilities. At the Closing, if Company's liabilities described in paragraph 1 of Schedule 1.03 exceed $30,000,000, Buyer may elect not to assume such liabilities of Company to the extent required to reduce such liabilities assumed to $30,000,000.

     SECTION 5.15. Acton, Massachusetts Real Property and Facility. Buyer has advised that it does not desire to acquire Company's real estate facilities at Acton, Massachusetts. The parties agree that (i) the Acton real estate will be an Excluded Asset and (ii) as promptly as reasonably practical after the date hereof, the parties will negotiate and enter into a three-year lease of the Acton real estate from Company to Buyer at market rental and on market terms, such lease to be effective at the Closing of the transactions contemplated by this Agreement. As promptly as reasonably possible after negotiation of that lease, (i) Company shall select a real estate appraiser knowledgeable about the Acton real estate market, (ii) Buyer shall select a real estate appraiser knowledgeable about the Acton real estate market and (iii) the appraisers so selected shall select a third real estate appraiser knowledgeable about the Acton real estate market, and such appraisers shall independently provide appraisals of the fair market value of the Acton real estate, which appraisals shall take into account the three-year lease of the property to Buyer and the mortgages on the property. The cost of these appraisals will be split equally between Buyer and Company. The parties agree that (x) the average of the three appraisals shall be considered the fair market value of the Acton real estate for purposes of this Agreement, (y) in recognition of the fact that the Acton real estate will be an Excluded Asset, the Purchase Price shall be reduced by 80% of the average of the three quotes and (z) Company will have the right to sell the Acton real estate, subject to the lease, for its own account.

     SECTION 5.16. Buyer Option to Take Stock of Foreign Subsidiaries. Notwithstanding the provisions of Sections 1.01 and 1.02, Buyer shall have the option, upon written notice to Company at least five days prior to the Closing Date, to purchase all outstanding shares of capital stock of either or both Foreign Subsidiaries in lieu of the assets and liabilities of such Subsidiary, provided that if such option is exercised with respect to a Foreign Subsidiary and any liability of such Foreign Subsidiary would otherwise count toward the $30,000,000 limit set forth on Schedule 1.03, such liabilities shall continue to be so counted and such stock shall be deemed Acquired Assets.

     SECTION 5.17. Employee Retention. Buyer agrees to make offers of employment to employees in Company's Engineering, Worldwide Customer Support Services and Worldwide Sales and Distribution organizations including cash incentives in an aggregate amount of at least $10,000,000 and equity incentives consisting of options to purchase shares of Buyer common stock with an aggregate Black-Scholes value of $10,000,000, and Buyer and Company agree to use all reasonable efforts to induce such employees to accept such offers of employment.

     SECTION 5.18. Taxes. Company agrees to use all reasonable efforts to account for Taxes that will be Assumed Liabilities separately from other Assumed Liabilities, and to deliver a schedule of such Taxes to Buyer at the Closing.

                                   ARTICLE 6
                             EMPLOYEES AND BENEFITS

     SECTION 6.01. Employees and Offers of Employment. (a) On or prior to the Closing Date, Buyer shall offer employment to all employees of the Business; provided, that Buyer may terminate at any time after the Closing Date the employment of any employee who accepts such offer; provided, however, that Buyer is solely responsible for any WARN Act notification and any liability under the WARN Act for any failure to notify employees, if any, relating to any termination of any of the employees on or after the Closing as a result of actions taken by Buyer. For purposes of the foregoing, Buyer acknowledges the prior terminations of employment by Company, including the reduction in force in December 2000. Any such offers shall be at salary or wage and benefit levels that are substantially comparable in the aggregate to the wage, benefits and severance protection made available by Buyer to similarly situated employees of Buyer, provided that nothing herein shall prevent Buyer from modifying the salary, wages and benefits at any time after the Closing Date. The employees who accept and commence employment with Buyer are hereinafter collectively referred to as the "Transferred Employees." Company will not take, and will cause each of its Subsidiaries not to take, any action which would impede, hinder, interfere or otherwise compete with Buyer's effort to hire any Transferred Employees.

     (b) For a period of six months following the Closing Date, Buyer shall provide severance benefits no less favorable than those set forth on Schedule
3.14. In addition, Buyer agrees that it shall assume the obligations of Company under the Executive Severance Plan and Retention Bonus Programs described in
Schedule 3.14(a)(1) and (2).

     SECTION 6.02. Company Employee Benefit Plans. Accrued benefits or account balances of Transferred Employees under the Benefit Arrangements shall be fully vested as of the Closing Date.

     SECTION 6.03. Buyers Benefit Plans. (a) Buyer or one of its Affiliates will recognize all service of the Transferred Employees with Company (or their predecessors) or any of their Affiliates, for purposes of eligibility to participate in and to vest under those employee benefit plans, in which the Transferred Employees are enrolled by Buyer or one of its Affiliates immediately after the

Closing Date. Buyer shall cause all pre-existing condition exclusions under any medical and dental plans made available by Buyer to Transferred Employees to be waived in respect of such Employees. Buyer will in good faith determine whether to take into account expenses incurred by Transferred Employees under Company's medical and dental plans during the year that includes the Closing Date for purposes of satisfying deductible and coinsurance requirements and satisfaction of out-of-pocket provisions of Buyer's medical and dental plans in which Transferred Employees participate for such year, provided that the foregoing shall not require Buyer to do so.

     (b) Company's 401(k) Plan shall be terminated immediately prior to the Closing Date. Such termination shall be effected in accordance with applicable law and regulations, and Company shall make or cause to be made, any required filings in connection therewith. Buyer or one of its Affiliates shall take such actions as may be necessary to make available to the Transferred Employees the opportunity to roll over eligible rollover distributions from the Company 401(k) Plan to a defined contribution plan maintained by Buyer or one of its Affiliates. Buyer or one of its Affiliates may require, as a condition to the acceptance of any such eligible rollover distribution, evidence satisfactory to Buyer of the qualified status of the 401(k) Plan, including a copy of a favorable determination letter from the Internal Revenue Service. Company may require, as a condition to the transfer of such eligible rollover distribution, transfer evidence satisfactory to Company of the qualified status of Buyer's defined contribution plan, including a copy of a favorable determination letter from the Internal Revenue Service. Each of the parties hereto shall pay its own expenses in connection with such transfer. Neither Buyer nor any of its Affiliates shall assume any other obligations or liabilities arising under or attributable to Company's 401(k) Plan, the same to be retained or assumed by Company.

     (c) Buyer shall make COBRA continuation coverage available under Buyer's group health plans or Company's group health plans, as applicable, to the extent permitted by such plans, the underlying insurance policies and applicable law to each former employee of Company whose employment with Company was terminated prior to Closing and each of their qualified beneficiaries whose qualifying event occurred prior to or in connection with the Closing. For purposes of this paragraph, the foregoing terms shall have the meanings given to them under IRS regulations under Code Section 4980B.

     (d) Buyer shall make COBRA continuation coverage available under Buyer's group health plans to each Transferred Employee whose employment with Buyer or its Affiliates is terminated after the Closing and each of their qualified beneficiaries whose qualifying event occurred after the Closing Date.

For purposes of this paragraph, the foregoing terms shall have the meanings given to them under IRS regulations under Code Section 4980B.

                                   ARTICLE 7
                                  TAX MATTERS

     SECTION 7.01. Tax Cooperation. Buyer and Company agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business and the Acquired Assets (including access to books and records) as is reasonably necessary for the filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Buyer shall retain all books and records with respect to Taxes pertaining to the Business, the Acquired Assets or the transactions contemplated hereby for a period of at least seven years following the Closing Date. Company shall retain any records retained by Company related to Taxes until liquidation. Each party shall provide the other with at least thirty days prior written notice before destroying or transferring custody of any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records.

     SECTION 7.02. Tax Reporting. Buyer will in good faith determine whether to prepare and furnish to each Transferred Employee a combined Form W-2 which shall reflect all wages and compensation paid to such employees for that portion of the calendar year in which the Closing Date occurs during which such employees were employed by Company as well as that portion of the year employed by Buyer (if any), with Buyer treated as a "successor employer" for purposes of Taxes imposed under the United States Federal Unemployment Tax, United States Federal Insurance Contribution Act and any other employment related Tax; provided that nothing in the foregoing shall require Buyer to do so. If Buyer does the foregoing, Buyer shall send to the appropriate Social Security Administration office a duly completed Form W-3 and accompanying copies of the duly completed Form W-2.

                                   ARTICLE 8
                              CONDITIONS PRECEDENT

     SECTION 8.01. Conditions Precedent to Obligation of Company and Buyer. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

          (a) the Section 363/365 Order shall have been entered by the Bankruptcy Court and such order shall not have been stayed, modified, reversed or amended; and

          (b) the waiting period, if any, under the HSR Act shall have expired or been terminated.

     SECTION 8.02. Conditions Precedent to Obligation of Company. The obligation of Company to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

          (a) Buyer shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by them prior to or at the Closing.

          (b) Each of the representations and warranties of Buyer contained in
     Section 4 of this Agreement to the extent it is qualified by Material Adverse Effect shall be true and correct and each of the representations and warranties of Buyer to the extent it is not so qualified by Material Adverse Effect shall be true and correct except for breaches of such representations and warranties that would not have a material adverse effect on Buyer, its financial condition and results of operations, and its ability to perform its obligations under this Agreement and consummate the transactions contemplated by this Agreement, in each case, on and as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing except for changes permitted by this Agreement and except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be as of such earlier date. The Company shall have received a certificate dated the Closing Date and signed by the President or a Vice-President of Buyer, certifying that the conditions specified in clauses (a) and (b) of this Section 8.02 have been satisfied.

     SECTION 8.03. Conditions Precedent to Obligation of Buyer. The obligation of Buyer to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

          (a) Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by them prior to or at the Closing.

          (b) Each of the representations and warranties of Sellers contained in Section 3 of this Agreement to the extent it is qualified by Material Adverse Effect shall be true and correct and each of the representations and warranties of Company to the extent it is not so qualified by Material Adverse Effect (except for the representations and warranties set forth in Section 3.17, which shall be true and correct) shall be true and correct except for breaches of such representations and warranties that would not reasonably be expected to have a Material Adverse Effect (disregarding any materiality qualification therein), in each case, on and as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing except for changes permitted by this Agreement and except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be as of such earlier date. The Buyer shall have received a certificate dated the Closing Date and signed by the President or a Vice-President of Company, certifying that the conditions specified in clauses (a) and (b) of this Section 8.03 have been satisfied.

          (c) No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other governmental authority of competent jurisdiction or other legal or prohibition (collectively, "Restraints") shall be in effect with respect to the transactions contemplated hereby, and there shall not be pending any suit, action or proceeding by any governmental authority (i) preventing the consummation of the Closing or (ii) which otherwise is reasonably likely to have a Material Adverse Effect; provided, that each of the parties shall have used all reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

          (d) No event or events shall have occurred that constitutes or would reasonably be expected to constitute a Material Adverse Effect on the Business, the Assigned Assets or Assumed Liabilities.

          (e) Company shall have received all necessary consents, in form and substance satisfactory to Buyer, from the other parties to each agreement, contract, lease or other instrument set forth on Schedule 8.03.

          (f) Company shall have delivered to Buyer all documents and instruments reasonably satisfactory to Buyer necessary to transfer the Assigned Assets and Business and to assume the Assumed Liabilities.

          (g) Buyer shall have received a certificate from Company certifying that Company has never been and is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code pursuant to Treas. Reg. Sec. 1.897-2(h) and Treas. Reg. Sec. 1.1445-2(c)(3)(i) at the Closing.

          (h) Buyer shall have received letters accepting employment with Buyer from (i) not less than 50% of the employees in Company's Engineering organization, (ii) not less than 50% of the employees in Company's Worldwide Customer Support Services organization and (iii) not less than 50% of the employees in Company's Worldwide Sales and Distribution organization, in each case, based upon the number of persons accepting such positions and the number of employees in each such organization on the date hereof, and each such letter shall be in full force and effect and shall not have been rescinded, provided that this condition shall not be applicable if Buyer has failed to satisfy its obligations under Section 5.17.

                                   ARTICLE 9
                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.01. Termination. This Agreement may be terminated:

          (i) by mutual written agreement of Company and Buyer prior to the Closing Date;

          (ii) by Company or Buyer if a Competing Transaction is approved by the Bankruptcy Court whether or not in accordance with the Bidding Procedures;

          (iii) at any time before the Closing, (A) by Buyer if any of the conditions set forth in Sections 8.01 or Section 8.03 shall have become incapable of fulfillment or cure and shall not have been waived by Buyer, provided that Buyer is not then in breach of this Agreement, or (B) by Company if any of the conditions set forth in Section 8.01 or Section 8.02 shall have become incapable of fulfillment or cure and shall not have been waived by Company, provided that Company is not then in breach of this Agreement.

          (iv) at any time after April 30, 2001, (A) by Company if the Closing fails to occur on or before such date, unless such failure is due to the action or inaction of Company, or (B) by Buyer if the Closing fails to occur on or before such date, unless such failure is due to the action or inaction of Buyer, provided that Buyer, by written notice to Company, may extend such date to a date not later than May 31, 2001, and provided further that in the event Buyer so extends such date, Buyer shall also extend to Company such additional amounts for working capital pursuant to the terms set forth in the Credit Agreement Term Sheet as shall be reasonably necessary to fund the operations of Company until Closing, provided that the amounts advanced hereunder shall not exceed $5,000,000 in the aggregate (exclusive of any amounts advanced as contemplated by the Credit Agreement Term Sheet);

          (v) by Buyer, at any time within 14 days after the earliest of (a) March 15, 2001 if the Interim Order has not been entered by the Bankruptcy Court, (b) the date the Bankruptcy Court denies the Interim Order and (c) the date the Interim Order is stayed or materially modified in a manner not reasonably acceptable to Buyer; if Buyer fails to terminate this Agreement within 14 days of such date, Buyer shall be deemed to have waived their rights under this Section 9.01(a)(v);

          (vi) at any time after April 30, 2001, by Buyer or Company if by such date the Section 363/365 Order has not been entered;

          (vii) by Company if the Closing has not occurred as the result of Buyer's failure to consummate the transactions contemplated by this Agreement within 10 days after the satisfaction of the conditions set forth in Sections 8.01 and 8.03, provided that Company is willing and able to close;

          (viii) by Buyer if the Closing has not occurred as the result of Company's failure to consummate the transactions contemplated by this Agreement within 10 days after the satisfaction of the conditions set forth in Section 8.01 and 8.02, provided that Buyer is willing and able to close;

          (ix) by Buyer in the event of a material breach of the covenants contained in Section 5.02; or

          (x) by either Buyer or Company if the other party is in material breach of its covenants in this Agreement and fails to cure such breach within 15 days of notice of such breach by the non-breaching party, provided that no party may terminate the Agreement under this clause (x) if such party is in material breach of its obligations under this Agreement.

     SECTION 9.02. Effect of Termination. If this Agreement is terminated under
Section 9.01, written notice thereof will forthwith be given to the other parties and this Agreement will thereafter become void and have no further force and effect and, except for those provisions that expressly survive the termination of this Agreement, all further obligations of Company and Buyer to each other under this Agreement will terminate without further obligation or liability of Company or Buyer to the other, except that:

     (a) each of the parties will treat all documents, workpapers and other materials of any other party which were obtained in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement;

     (b) if this Agreement is terminated by Company pursuant to Section 9.01(vii) or (x), provided that Company either has satisfied or is reasonably likely to satisfy the conditions set forth in this Agreement which are within Company's control to satisfy, Buyer shall pay Sellers' actual and reasonable legal expenses, and shall be liable to Company for any damages resulting from such breach; and

     (c) if this Agreement is terminated pursuant to Section 9.01(ii), or if this Agreement is terminated by Buyer pursuant to Section 9.01(viii), (ix) or
(x) and within six months thereafter a sale of substantially all of the Acquired Assets or any significant portion thereof in a single transaction or a series of transactions or recapitalization or reorganization plan is consummated, Company shall pay Buyer the Topping Fee plus Buyer's actual and reasonable expenses (including fees and expenses of counsel and advisors), but not to exceed $500,000 in addition to the Topping Fee;

     (d) if this Agreement is terminated by Buyer pursuant to Section 9.01(a)(viii) or 9.01(a)(ix), provided that Buyer either has satisfied or is reasonably likely to satisfy the conditions set forth in this Agreement which are within Buyer's control to satisfy, then Company shall pay Buyer's actual and reasonable legal expenses, and shall be liable to Buyer for any damages resulting from such breach.

                                   ARTICLE 10
                               GENERAL PROVISIONS

     SECTION 10.01. Notices. All notices, requests, and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given

     If to Company, to

            Quintus Corporation
            4120 Dublin Boulevard
            Dublin, CA 94568
            Telecopy: (925) 479-2111
            Attention: Chief Executive Officer

     with copies (which shall not constitute notice) to:

            Pachulski, Stang, Ziehl, Young & Jones P.C.
            919 North Market Street, Suite 1600
            Wilmington, DE 19801
            Telecopy: (302) 652-4400
            Attention: Laura Davis Jones, Esq.

            Davis Polk & Wardwell
            1600 El Camino Real
            Menlo Park, California 94025
            Telecopy: 650-752-2111
            Attention: David W. Ferguson, Esq.

                     and

     If to Buyer, to

            Avaya Inc.
            211 Mount Airy Road
            Basking Ridge, NJ 07920-0012
            Telecopy: (separately provided)
            Attention: Chief Financial Officer
     with the copy (which shall not constitute notice) to:

            Avaya Inc.
            211 Mount Airy Road
            Basking Ridge, NJ 07920-0012
            Telecopy: (separately provided)
            Attention: General Counsel

or such other address or facsimile number as such party may hereafter specify for the purposes by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     SECTION 10.02. Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall survive beyond the Closing or the termination of this Agreement until a plan of reorganization in the Chapter 11 Case shall have been approved by the Bankruptcy Court not subject to any further appeal and such plan shall have become effective.

     SECTION 10.03. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Closing if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, provided that after the entry of the Section 363/365 Order and without further approval of the Bankruptcy Court, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for the Acquired Assets.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 10.04. Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     SECTION 10.05. Successors and Assigns. The provisions of this

Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Acquired Assets pursuant hereto, but no such transfer or assignment will relieve Buyer of its obligations hereunder or prejudice the rights of Company pursuant hereto.

     SECTION 10.06. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflict of laws rules of such state.

     SECTION 10.07. Jurisdiction. Buyer and Company irrevocably and unconditionally consent to submit to the jurisdiction of the Bankruptcy Court for any litigation arising out of or relating to this Agreement and the transactions contemplated thereby (and agree not to commence any litigation relating thereto except in the Bankruptcy Court).

     SECTION 10.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 10.09. Counterparts; Effectiveness. (a) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     (b) This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

     SECTION 10.10. Descriptive Headings; Certain Terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references to "$" or dollars shall be to United States dollars and all references to "days" shall be to calendar days unless otherwise specified.

     SECTION 10.11. Entire Agreement. This Agreement (including the Exhibits, and the other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter of this Agreement.

     SECTION 10.12. Severability; Validity; Parties of Interest. If any provision of this Agreement or the application thereof to any person or circumstance is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Upon such holding, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby shall be consummated as originally contemplated to the fullest extent possible. Nothing in this Agreement, express or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 10.13. Bulk Sales. Buyer hereby waives compliance by Company with any bulk sales or other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

                                   ARTICLE 11
                                  DEFINITIONS

     SECTION 11.01. Defined Terms. As used herein, the terms below shall have the following meanings.

     "Acquired Assets" means all of the assets being acquired under this Agreement pursuant to Section 1.01 and Section 5.16, including the Section 363 Assigned Assets and the Section 365 Assumed Rights.

     "Affiliate" means, with respect to any designated Person, any other Person directly or indirectly controlling, controlled by, or under common control with such designated Person. For purposes hereof, the term "controlled" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management of and policies of such designated Person, whether through the ownership of voting securities, by contract or credit arrangement or otherwise.

     "Agreement" has the meaning set forth in the Preamble.

     "all reasonable efforts" means prompt, substantial and persistent efforts as a prudent Person desirous of achieving a result would use in similar circumstances; provided that Sellers or Buyer, as applicable, shall be required to expend only such resources as are commercially reasonable in the applicable circumstances.

     "Approved Employee Orders" means the orders approved by the Bankruptcy Court and agreed to in writing by Buyer with respect to employees and benefits of Company.

     "Assumed Liabilities" has the meaning set forth in Section 1.03.

     "Balance Sheet" shall mean Company's unaudited balance sheet at December 31, 2000.

     "Balance Sheet Date" shall mean December 31, 2000.

     "Bankruptcy Code" has the meaning set forth in the Preamble.

     "Bankruptcy Court" has the meaning set forth in the Preamble.

     "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedures, as amended.

     "Benefit Arrangements" has the meaning set forth in Section 3.14(a).

     "Bidding Procedures" has the meaning set forth in Section 5.02.

     "Business" means the business of Company including the design, development, manufacture, sale and service of comprehensive e-customer relationship management solutions.

     "Buyer" has the meaning set forth in the Preamble.

     "Buyer Disclosure Schedules" means the disclosure schedules of Buyer, dated as of the date hereof, to this Agreement, which shall constitute a part of this Agreement.

     "Chapter 11 Case" has the meaning set forth in the Preamble.

     "Claim" has the meaning set forth in Section 101(5) of the Bankruptcy
Code.

     "Closing" has the meaning set forth in Section 2.01.

     "Closing Date" has the meaning set forth in Section 2.01.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" has the meaning set forth in the Preamble.

     "Company Disclosure Documents" means (a) the Company SEC Documents and (b) Company's forms of Annual Report on Form 10-K/A for the fiscal year ended March 31, 2000, Quarterly Report on Form 10-Q/A for the three months ended June 30, 2000, Quarterly Reports on Form 10-Q for the three month periods ended September 30, 2000 and December 31, 2000, each as attached hereto as Exhibit E and with the effect such documents would have had if they had been filed with the SEC prior to the date hereof.

     "Company Disclosure Schedule" means the disclosure schedules of Company, dated as of the date hereof, to this Agreement, which shall constitute a part of this Agreement.

     "Company Employee Liabilities" means all liabilities, obligations and commitments arising out of or related to the employment (or termination of employment) by Company of all employees of Company, including, but not limited to, any obligation or liability for (a) accrued but unpaid wages, salary, incentive or bonus compensation, vacation benefits and pay, or other compensation, (b) all claims for severance or other termination benefits, (c) all workers compensation claims, and (d) all claims under the agreements, arrangements and other policies promulgated by Company pursuant to the Approved Employee Orders, provided that the Company Employee Liabilities shall not include the Excluded Employee Liabilities.

     "Company Financial Statements" has the meaning set forth in Section 3.07.

     "Company Intellectual Property Rights" has the meaning set forth in
Section 3.17.

     "Company Representatives" has the meaning set forth in Section 5.05(b).

     "Company SEC Documents" means (i) Company's annual report on Form 10-K for its fiscal year ended March 31, 2000, its quarterly report on Form 10-Q for its fiscal quarter ended June 30, 2000, its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of Company held since March 31, 2000, and all of its other reports, statements, schedules and registration statements filed or to be filed prior to the Closing under the 1934 Act since March 31, 2000, in each case including all amendments and supplements thereto through the date hereof.

     "Company Subsidiary Securities"has the meaning set forth in Section 3.05.

     "Competing Transaction" means any transfer or other disposition or retention under a Chapter 11 plan of reorganization or order of the Bankruptcy Court pursuant to Section 363 and Section 365 of all or substantially all of the Acquired Assets or any significant portion thereof, in a single transaction or series of related transactions, provided that the Buyer has not theretofore terminated this Agreement pursuant to Section 9.01 hereof, and provided further that the Bankruptcy Court shall have theretofore entered the Interim Order.

     "Confidentiality Agreement" means the agreement, dated as of February 2, 2001, as amended on February 14, 2001, among Company and Buyer with respect to confidentiality and non-solicitation obligations, as the same may be amended.

     "Contaminants" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material (including, but not limited to, petroleum), and includes but is not limited to any of those terms as defined in Environmental Law.

     "Credit Agreement Term Sheet" has the meaning set forth in the Preamble hereto.

     "Delaware Law" means the Delaware General Corporation Law, as amended.

     "Designated Chapter 11 Costs" means all out of pocket fees and expenses incurred or owed in connection with the administration of the Chapter 11 Case including the U.S. Trustee fees, the fees and expenses of attorneys, accountants, financial advisors, consultants and other professionals retained by Company, the Creditors' Committee, the postpetition lenders or the prepetition lenders incurred or owed in connection with the administration of the Chapter 11 Case (but specifically excluding ordinary course professionals as authorized by the Bankruptcy Court), and all out of pocket expenses of Company in connection with the transactions contemplated under this Agreement.

     "employee benefit plan" has the meaning set forth in Section 3.14(a).

     "Environmental Laws" means any federal, state, local or foreign law (including common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or any agreement with any governmental authority or other third party, relating to the environment, human health and safety or Contaminants.

     "Environmental Permits" means all permits, licenses, franchises, identification numbers, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the Business.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

     "Excluded Assets" has the meaning set forth in Section 1.02.

     "Excluded Employee Liabilities" has the meaning set forth in Section 1.04(a)(viii).

     "Excluded Liabilities" has the meaning set forth in Section 1.04.

     "Existing Claims" has the meaning set forth in Section 1.04(a)(ii).

     "Foreign Subsidiaries" means Quintus Call Center Solutions, B.V., a Netherlands corporation and Quintus Call Center Solutions Co., a Canadian corporation.

     "GAAP" means generally accepted accounting principles in the United
States.

     "Hazardous Substances" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable corrosive, reactive or otherwise hazardous substance, waste or material or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics including petroleum, its derivatives, by-products and other hydrocarbons, and any substance, waste or material regulated under any Environmental Law.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "including" shall always be read as "including without limitation".

     "Intellectual Property" means all trademarks, service marks, trade names, logos, computer software, mask work, invention, patent, trade secret, copyright, technology, processes, inventions, proprietary data, formulae, research and development data, computer software programs, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

     "Interim Order" has the meaning set forth in Section 5.03(b)(i).

     "Interim Order Motion" means the motion filed by Company in the Bankruptcy Case seeking entry of the Interim Order.

     "Lien" means any interest in the Acquired Assets by a Person other than Company, including any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of any Acquired Asset.

     "Material Adverse Effect" means any event, condition or matter in respect of the operation of the Business, the Acquired Assets and the Assumed Liabilities that: (i) in the aggregate will result in or have a material adverse effect on the Business, Assumed Liabilities, Acquired Assets, financial condition or results of operations of the Business taking into account that current circumstances of Company, provided, however, that in no event shall any change, event, violation, inaccuracy, circumstance or effect that results from:
(x) changes affecting the industry in which such entity operates generally; (y) changes affecting the United States economy generally or (z) provided the condition set forth in Section 8.03(h) is satisfied or not applicable solely as a result of Buyer's failure to comply with provisions of Section 5.17, loss of employees of Company prior to Closing, constitute a Material Adverse Effect;
(ii) materially impairs the ability of Company to perform its obligations under this Agreement; or (iii) prevents or materially delays the consummation of the transactions contemplated by this Agreement.

     "Multiemployer Plan" means any employee benefit plan that is a multiemployer plan, as defined in Section (37) of ERISA.

     "Permitted Exceptions" means encumbrances incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith, that cannot be released or cured under the Bankruptcy Code pursuant to a sale of assets under Sections 363 or 365 of the Bankruptcy Code or other applicable provisions of the Bankruptcy Code and that do not in the aggregate materially detract from the value of such asset or materially impair the use and operation of such asset in the Business as currently conducted.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Pre-Closing Tax Period" means (1) any Tax period ending on or before the Closing Date and (2) with respect to a Tax Period that commences before but ends after the Closing Date, the portion of such period up to and including the Closing Date.

     "Purchase Price" has the meaning set forth in Section 1.05(a).

     "Release"means any presence, release, discharge, disposal, spill, emission, leaking, pumping, injection, deposit, dispersal, leaching, migration or escape on, at, to or from the indoor or outdoor environment (including, but not limited to structures, surface water, air, soil or groundwater).

     "Section 363 Assigned Assets" has the meaning set forth in Section
1.01(a).

     "Section 365 Assumed Rights" has the meaning set forth in Section 1.01(b).

     "Section 363/365 Motion" means the motion filed by Company in the Bankruptcy Case seeking entry of the Section 363/365 Order.

     "Section 363/365 Order" has the meaning set forth in Section 5.03(b)(ii).

     "Section 363/365 Sale" means the sale by Sellers and the purchase by Buyer of the Assigned Assets and the assumption by Buyer of the Assumed Liabilities pursuant to the Section 363/365 Order.

     "Seller" has the meaning set forth in the recitals.

     "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

     "Tax" and, with correlative meaning, "Taxes" means (1) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding on amounts paid to or by Company, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), or (2) liability for the payment of any amounts of the type described in (1) as a result of being a member of an affiliated, combined or unitary group or party to any agreement or any express or implied obligation to indemnify any other Person.

     "Tax Return" means any return, filing, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     "Transferred Employees" has the meaning set forth in Section 6.01(a).

     "Topping Fee" means the fee payable by Company to Buyer pursuant to the Interim Order in the amount of $1,300,000 upon the consummation of a Competing Transaction.

     "WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988.

     The remainder of the page is intentionally blank. Next page is the signature page.

     IN WITNESS WHEREOF, Company and Buyer have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.


                                             AVAYA INC.

                                             By: /s/Garry K. McGuire, Sr.
                                                 -------------------------------
                                                 Name:  Garry K. McGuire, Sr.
                                                 Title: Chief Financial Officer


                                             QUINTUS CORPORATION

                                             By: /s/Paul Bartlett
                                                 -------------------------------
                                                 Name:  Paul Bartlett
                                                 Title: Chief Executive Officer


                                             MUSTANG.COM, INC.

                                             By: /s/Paul Bartlett
                                                 -------------------------------
                                                 Name:  Paul Bartlett
                                                 Title: President


                                             ACUITY CORP.

                                             By: /s/Paul Bartlett
                                                 -------------------------------
                                                 Name:  Paul Bartlett
                                                 Title: President